February 5, 2015

NYXIO Technologies Corp

2156 NE Broadway

Portland, Oregon 97232

Re: Nyxio Technologies Corp, Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel for Nyxio Technologies Corp, a Nevada corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 23,529,412 shares of the Company’s common stock (the “Shares”) pursuant to Consulting Agreement with William Hennigan (the “Consultant”).

In rendering the opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Consulting Agreements, (e) the Consulting Agreements; and (f) such statutes, records and other documents as I have deemed relevant. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, it is my opinion that the Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Shares are issued, such Shares will be legally issued, fully paid and non-assessable shares of the Company’s common stock.

Sincerely,

Clark Corporate Law Group LLP

 /s/ Joe Laxague

Joe Laxague, Esq.

www.ClarkCorporateLaw.com

CONSENT

I HEREBY CONSENT to the inclusion of my name and use of my opinion in connection with the Form S-8 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, NYXIO Technologies Corp.

/s/ Joe Laxague

Joe Laxague, Esq.

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